Exhibit 10.4

Name:	[____________]
Number of [ADSs/Ordinary Shares] subject to the Stock Option:	[____________]
Exercise Price Per [ADS/Ordinary Share]:	[____________]
Date of Grant:	[____________]
Vesting Commencement Date	[____________]

ZAI LAB LIMITED

2024 EQUITY INCENTIVE PLAN
NON_STATUTORY SHARE OPTION AWARD AGREEMENT

This agreement (this “Agreement”) evidences a Share Option granted by Zai Lab Limited (the “Company”) to the individual named above (the “Optionee”), pursuant to and subject to the terms of the Zai Lab Limited 2024 Equity Incentive Plan (as amended from time to time, the “Plan”).

1.Grant of Share Option. The Company grants to the Optionee on the date set forth above (the “Date of Grant”) a Share Option to purchase, pursuant to and subject to the terms set forth in this Agreement and in the Plan, up to the number of ADSs (the “Shares”) with an exercise price per Share as set forth above, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the Date of Grant. Each ADS represents the right to receive [___] ([__]) Ordinary Shares (subject to any Share dividend, Share split or combination of Shares (including a reverse Share split)).
The Share Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s Employment.

2.Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms have the same meaning as in the Plan. The following terms have the following meanings:
(a)“Beneficiary”: In the event of the Optionee’s death, the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate. An effective beneficiary designation shall be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in a form acceptable to the Administrator.
(b)“Option Holder”: The Optionee or, if at the relevant time the Share Option has passed to a Beneficiary, the Beneficiary.

3.Vesting; Method of Exercise; Cessation of Employment.
(a)Vesting. The term “vest” as used herein with respect to the Share Option or any portion thereof means to become exercisable, and the term “vested” as applied to any outstanding Share Option means that the Share Option is then exercisable, subject, in each case, to the terms of the Plan and this Agreement. [Specific vesting terms to be specified in each grant.]
(b)Exercise of the Share Option. No portion of the Share Option may be exercised until such portion vests. Each election to exercise any vested portion of the Share Option shall be subject to the terms and conditions of the Plan and this Agreement and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Optionee (or in such other form as is acceptable to the Administrator). Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full of the exercise price and related taxes as provided in the Plan. The latest date on which the Share Option or any portion thereof may be exercised is the 10th anniversary of the Date of Grant (the “Final Exercise Date”) and, if not exercised by such date, the Share Option or any remaining portion thereof shall thereupon immediately terminate for no consideration.
(c)Cessation of Employment. If the Optionee’s Employment ceases, except as expressly provided for in an employment or other individual agreement between the Optionee and the Company or any of its Subsidiaries as in effect as of the Date of Grant, the unvested portion of the Award shall be immediately forfeited, and any vested portion of the Award that is then outstanding shall be treated as provided in the Plan.
4.Forfeiture; Recovery of Compensation.
(a)By accepting, or being deemed to have accepted, the Share Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Share Option, under the Share Option, including the right to any Share acquired under the Share Option or proceeds from the disposition thereof, are subject to Section 6(a)(v) of the Plan (including any successor provision), and specifically acknowledges and agrees that the Optionee is subject to any clawback policy of the Company in effect as of the Date of Grant, including the Company’s Dodd-Frank Policy on Recoupment of Incentive Compensation, or that is adopted after the Date of Grant in order to comply with applicable law. Nothing in the preceding sentence may be construed as limiting the general application of Section 8 of this Agreement.
(b)The Optionee hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any Shares that are forfeited hereunder, (ii)

agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any Shares that are forfeited hereunder.
5.Nontransferability and Investment Representations.
(a)The Share Option may not be transferred except as expressly permitted under Section 6(a)(iii) of the Plan.
(b)The Optionee hereby covenants that (i) any sale of any Share acquired upon the exercise of the Option shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any other applicable foreign or state securities laws, or pursuant to an exemption from registration under the Securities Act and such foreign or state securities laws and (b) the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Shares and, in connection therewith, shall execute any documents which the Company shall in its sole discretion deem necessary or advisable.
6.Withholding. [The exercise of the Share Option may give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator in its discretion and permissible under applicable law) all taxes required to be withheld. No Shares shall be issued pursuant to the exercise of the Share Option unless and until the person exercising the Share Option has remitted to the Company an amount in cash or by check sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Optionee authorizes the Company and its Subsidiaries to take the following actions with respect to withholding tax requirements: (i) withhold such amount from any amounts otherwise owed to the Optionee; (ii) cause the Optionee to tender a cash payment; (iii) permit or require the Optionee to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Optionee irrevocably elects to sell a portion of the Shares to be delivered in connection with the exercise of the Share Option to satisfy the withholding taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding taxes directly to the Company and/or its affiliates; or (iv) withhold Shares from the Shares issued or otherwise issuable to the Optionee in connection with the exercise of the Share Option with a fair market value (measured as of the date Shares are issued pursuant to Section 3) equal to the amount of such withholding taxes; provided, however, that the number of such Shares so withheld shall be at least the minimum amount necessary to satisfy the Company’s required tax withholding but in no event more than the maximum permitted withholding under applicable law; provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Securities Exchange Act of 1934, if applicable, such Share withholding procedure will be subject to the express prior approval of the Compensation Committee. Notwithstanding the foregoing, nothing in the preceding sentence may be construed as relieving the Optionee of any liability for satisfying his or her obligation under the preceding provisions of this Section.]1 [The Optionee expressly acknowledges that he or she is responsible for satisfying and paying all taxes arising from, or due in connection with, the Share Option, its exercise or a disposition of Shares acquired upon exercise of the Share Option. The Company shall have no liability or obligation related to the foregoing.]2
7.Effect on Employment. Neither the grant of the Share Option, nor the issuance of Shares upon exercise of the Share Option, shall give the Optionee any right to be retained in the employ or service of the Company or any of its Subsidiaries, affect the right of the Company or any of its Subsidiaries to terminate the Optionee’s Employment at any time, subject to the terms and conditions of an effective employment or other individual agreement, if any, between the Optionee and the Company or any of its Subsidiaries, or affect any right of the Optionee to terminate his or her Employment at any time, subject to the terms and conditions of an effective employment or other individual agreement, if any, between the Optionee and the Company or any of its Subsidiaries.
8.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished or made available to the Optionee. By accepting, or being deemed to have accepted, all or any part of the Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
9.Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Optionee’s rights under this Agreement shall be subject to the written consent of the Optionee. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
10.Acknowledgements. The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.
[Signature page follows.]
1 To be used if the Optionee is an employee.
2 To be used if the Optionee is a non-employee director.

    The Company, by its duly authorized officer, and the Optionee have executed this Agreement as of the Date of Grant.

ZAI LAB LIMITED

By:
Name:
Title:

Agreed and Accepted:

By:
[Name of Grantee]
Dated:

Signature Page to Non-Statutory Stock Option Award Agreement